Exhibit 8

           Tax opinion of Messrs. Satterlee Stephens Burke & Burke LLP of New York, New York, including consent



Enex Resources Corporation
February     , 1997
Page 1

                                                               February , 1997


Enex Resources Corporation
Three Kingwood Place
Kingwood, Texas 77339


                     Re:       CONSOLIDATION OF PARTNERSHIPS

Gentlemen:

           We have acted as counsel to Enex Resources Corporation, a Delaware corporation ("Enex"), in connection with a proposed consolidation (the "Consolidation") of thirty-four limited partnerships of which Enex is the general partner with and into Enex Consolidated Partners, L.P., a New Jersey limited partnership (the "Consolidated Partnership"), pursuant to the terms of the proposed Plan of Consolidation (the "Plan") described in the joint proxy statement/prospectus (the "Prospectus/Proxy Statement") included in the Registration Statement on Form S-4 (SEC File No. 333-09953) originally filed by Enex with the Securities and Exchange Commission (the "Commission") on August 12, 1996, and amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on November 13, 1996, Pre-Effective Amendment No. 2 thereto filed with the Commission on January 10, 1997 and Pre-Effective Amendment No. 3 thereto to which this letter is intended to be filed as an Exhibit (as so amended, the "Registration Statement"). This opinion is being rendered pursuant to your request. All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Prospectus/Proxy Statement.

           In connection with the opinions below, we have examined and have relied upon the facts, representations, and covenants set forth in the Prospectus/Proxy Statement and such other documents as we have deemed necessary and appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the Consolidation and the Exchange Offer will be properly effected as provided in the Plan.

           In  rendering  our  opinions,   we  have  considered  the  applicable
provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service

Enex Resources Corporation
February     , 1997
Page 2


interpretive rulings and revenue procedures as in effect on the date hereof, the Employee Retirement Income Security Act of 1976, as amended, Department of Labor plan assets regulations, pertinent judicial authorities, and such other authorities as we have considered relevant.

           Based upon and subject to the foregoing, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that
(i) the discussion contained in the Prospectus/Proxy Statement under the caption "TAX ASPECTS" expresses the material federal income tax consequences of the Consolidation applicable to limited partners in the participating Partnerships and of the Exchange Offer to limited partners who exchange their interests pursuant to the Exchange Offer; and (ii) the Units will be "freely transferable" for purposes of the Department of Labor plan assets regulations.

           Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Consolidation or the Exchange Offer or any transactions related to the Consolidation or contemplated by the Plan. Additionally, we express no opinion as to the tax treatment of any condition existing at the time of, or the effects resulting from, the transaction which are not specifically addressed in the foregoing opinion.

           This opinion is limited by and subject to the following:

           (a) The foregoing opinions are as of the date hereof and we expressly disclaim any undertaking or obligation to advise you of any changes which may occur or be brought to our attention subsequent to such date. In addition, we assume no obligation to revise or supplement this opinion should present laws be changed by legislative action, judicial decision, or otherwise.

           (b) With respect to questions of fact material to the opinions expressed above, we have relied, without independent investigation, on the representations made by officers of Enex. Should any of the representations or facts referred to above prove to be incomplete, inaccurate or untrue, either now or in the future, this opinion could be nullified and the risk of successful challenge by the Internal Revenue Service or the Department of Labor could be increased.

           (c) This opinion shall not constitute a representation, express or implied, that we have made any independent investigation as to the accuracy or completeness of any representation, warranty, or other information made or furnished by any party to the Plan, and we assume in rendering the opinions set forth above that such information does not contain any untrue statement of a material fact or omit a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Enex Resources Corporation
February     , 1997
Page 3

           (d) We expressly decline to opine, and nothing herein shall be construed as an opinion, on the adequacy or accuracy of the disclosure in the Registration Statement, including the financial statements and exhibits thereto, or whether the Registration Statement complies as to form or content with the requirement of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission.

           This opinion is being furnished to you solely for your use in connection with the Registration Statement and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the references to Satterlee Stephens Burke & Burke LLP under the captions "TAX ASPECTS" and "EMPLOYEE RETIREMENT INCOME SECURITY ACT" in the Registration Statement.


                                          Very truly yours,




                                          SATTERLEE STEPHENS BURKE & BURKE LLP


                                    II-7